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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 17, 2009

NORTH SHORE ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52875	20-0433980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Great Neck Road, Suite 204 Great Neck, New York	11021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:      (516) 487-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On August 17, 2009, North Shore Acquisition Corp. (the “Company”) entered into an agreement (the “Agreement”) with the Company’s stockholders prior to its initial public offering (the “Initial Stockholders”) and Sang-Chul Kim (the “Investor”).  Pursuant to the Agreement, (i) each of Marc H. Klee, Barry J. Gordon, Alan J. Loewenstein and Robert Sroka resigned from his position as an officer and/or director of the Company (except for Mr. Klee who will remain solely as a director of the Company), (ii) Sang-Chul Kim was appointed as Chairman of the Board, (iii) Byong-Yub Ahn was appointed as Chief Executive Officer, President and Director, and (iv) Yo-Shin Song was appointed Chief Financial Officer and Director.

Sang-Chul Kim, 56 years old, has been our chairman of the board of directors since August 2009. Since March 2009, Mr. Kim has also served as chairman and chief executive officer of Tremisis Energy Acquisition Corp. II, an American Stock Exchange-listed blank check company formed to acquire an operating business by December 2009. Mr. Kim has served as chief executive officer of Capital Express Co., Ltd., a private investment, financial advisory and consulting firm, since May 2009. Mr. Kim has also served since May 2008 as the chief executive officer of Dawin Technology, Inc., an ASIC/SoC design and services company that has a strategic partnership with Samsung Electronics Co., Ltd. Mr. Kim has also served as the chairman of the boards of directors of both SF Investment Co., Ltd., an investment company, and SoftForum Co., Ltd., a web and desktop security software company and systems producer, since June 2005. From June 2004 to May 2005, he was the chairman of the boards of directors of WIZIT Co., Ltd., a metering hardware, semiconductor and LCD components manufacturer, and DureCom Co., Ltd., a plastic molding/injection manufacturer, the latter of which merged with SoftForum Co., Ltd. in 2005. Mr. Kim served as the president and chief executive officer of Kumho Metertech, Inc., which he founded, from February 1997 to January 2004. In June 2008, Mr. Kim was elected as the vice chairman of the Korea CEO Association (KCEOA). Mr. Kim received his Bachelor of Arts degree in Political Science from Dankook University.

Byong-Yub Ahn, 64 years old, has been our chief executive officer, president and director since August 2009. Mr. Ahn has served as the chairman of the board of directors of Capital Express Co., Ltd., a private investment, financial advisory and consulting firm, since May 2009. Mr. Ahn has also served as a distinguished professor at the Information and Communications University in Daejon, Korea since March 2008. From March 2008, Mr. Ahn has served as chairman of board of directors of Aju News Corporation, the publisher of an economic newspaper in Korea. From May 2004 to November 2006, he was elected as a congressman to the 17th National Assembly representing the district of Hwasung City, Gyeonggi, Korea. From February 2000 to March 2001, Mr. Ahn served as the Minister of Information and Communication for the Republic of Korea. Prior to that he had served as the Vice Minister of Information and Communication from May 1998 to February 2000 and as Executive Director from July 1996 to May 1998. He passed the Higher Civil Service Examination on Government Administration in 1972, which is a mandatory license to join the Korean government. Mr. Ahn received a Master of Arts degree in Economics from Hitotsubashi University, Japan and graduated from Korea University with a Bachelor of Arts degree in Political Science and International Relations.

Yo Shin Song, 52 years old, has been our chief financial officer and director since August 2009.  Previously, Mr. Song served as a senior partner at SCL Partners, a bio-venture fund management and investment company from February 2009 to July 2009. Mr. Song has also served as the head of the Investment Department of Capital Express Co., Ltd., a private investment, financial advisory and consulting firm, since July 2009. From April 2007 to December 2008, he was a senior executive managing director and head of the overseas business office for the Hite Jinro Group, Korea’s largest alcoholic beverage company. From September 2005 to March 2007, he was an executive managing director for the Kolon Group, a Korean business conglomerate. From June 2001 to August 2005, he served as chief executive officer and president at O-One, Inc. where he built a license contract on “Book Builder,” an online placement module of corporate fixed income, with banking institutions.  In August 1996, Mr. Song joined Kolon Group as head of the finance team and was named an executive managing director in May 2001 responsible for investor relations, business development and corporate restructuring.  During the period from April 1992 to July 1996, he worked for the Ssangyong Group, a Korean business conglomerate, in various sectors including Economic Research Institute, Investment and Securities and Oil Refinery.  Mr. Song obtained his Ph.D. in Business from Indiana University and a Master of Business Administration degree in Finance from Michigan State University. In Korea, he graduated from Seoul National University with a Bachelor Arts degree in Business.

None of Messrs. Kim, Ahn and Song have entered into an employment agreement with the Company and none of them will receive any cash or other compensation from the Company for services rendered to the Company until following the Company’s consummation of a business combination.

Pursuant to the Agreement, the Initial Stockholders have the option to sell to the Investor, and the Investor has the option to purchase from the Initial Stockholders, warrants to purchase 1,600,000 shares of the Company’s common stock (the “Insider Warrants”) upon the earliest of (i) the Company’s consummation of a business combination, (ii) the Company’s liquidation of its trust account, and (iii) December 31, 2009.  The purchase price for the Insider Warrants is $1,000,000.  The Initial Stockholders originally paid $1,600,000 for the Insider Warrants.

Pursuant to the Agreement and as part of the same transaction, the Initial Stockholders also agreed to transfer an aggregate of 1,488,250 shares of the Company’s common stock to the Investor, for no additional consideration, upon consummation of a business combination.  The Initial Stockholders will continue to hold an aggregate of 100,000 shares of the Company’s common stock following the transfer.  If transferred, such shares will remain in escrow until one year after consummation of such business combination in accordance with the terms of the escrow agreement that was entered into by the Initial Stockholders in connection with the Company’s initial public offering. Additionally, the Investor will be granted the same registration rights that the Initial Stockholders were granted with respect to the Insider Warrants and shares he may receive as a result of the transactions.

In connection with the Company’s initial public offering, Messrs. Gordon, Klee, Loewenstein and Sroka personally agreed that if the Company liquidated prior to the consummation of a business combination, they would be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company in excess of the net proceeds of the initial public offering not held in the trust account or previously released to the Company.  Additionally, if the Company was forced to liquidate and did not have sufficient funds to pay the cost of liquidation, Messrs. Gordon, Klee, Loewenstein and Sroka had agreed to advance the Company the funds necessary to complete such liquidation and agreed not to seek repayment for such expenses.  As part of the above-referenced resignations and appointments, Mr. Kim has agreed to be responsible for such obligations and Messrs. Gordon, Klee, Loewenstein and Sroka have been released from such obligations.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the agreements, which are attached as exhibits hereto and are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 above is incorporated by reference herein.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Agreement by and among the Company, Barry J. Gordon, Marc H. Klee, Alan J. Loewenstein, Arthur H. Goldberg, Harvey Granat, Robert Sroka and Sang-Chul Kim

10.2	Escrow Agreement by and among the Company, Barry J. Gordon, Marc H. Klee, Alan J. Loewenstein, Arthur H. Goldberg, Harvey Granat, Robert Sroka and Sang-Chul Kim

10.3	Letter amendment to Escrow Agreement

10.4	Letter amendment to Registration Rights Agreement

10.5	Insider letter of Sang-Chul Kim

10.6	Insider letter of Byong-Yub Ahn

10.7	Insider letter of Yo-Shin Song

10.8	Amendment to insider letter of each of Barry J. Gordon, Marc H. Klee, Alan J. Loewenstein, Arthur H. Goldberg and Robert Sroka

10.9	Amendment to insider letter of Harvey Granat

99.1	Press release dated August 17, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2009		NORTH SHORE ACQUISITION CORP.

	By:	/s/ Marc H. Klee
Marc H. Klee
President